Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this joint proxy statement/prospectus of Laser Vision Centers, Inc. and TLC Laser Eye Centers Inc. of our report dated June 14, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Laser Vision Centers, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 30, 2001. We also consent to the reference to us under the heading "Experts" in such joint proxy statement/prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri
December 7, 2001